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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 or 15(d) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934


                                October 29, 2001
                Date of report (Date of earliest event reported)


                               G & L REALTY CORP.
                               ------------------
               (Exact name of registrant as specified in charter)

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
           Maryland                           1-12566                         95-4449388
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  (State or Other Jurisdiction of         (Commission File             (IRS Employer Identification
        Incorporation                          Number                            No.)
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              439 N. Bedford Drive, Beverly Hills, California 90210
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               (Address of principal executive offices) (Zip code)

        Registrant's telephone number including area code: (310) 273-9930

                                 Not applicable.
                  -------------------------------------------
          (Former name or former address, if changed since last report)

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Item 1.  Changes in Control of Registrant.

On October 29, 2001, pursuant to an Agreement and Plan of Merger, dated as of May 10, 2001, as amended (the "Merger Agreement"), between G & L Realty Corp., a Maryland corporation (the "Company") and a new company (the "Acquiror") owned by Daniel M. Gottlieb and Steven D. Lebowitz (the "Management Stockholders"), the Acquiror was merged with and into the Company (the "Merger"). The Company was the surviving corporation in the Merger. Following the Merger, the common stock of the Company, par value $.01 per share (the "Common Stock"), was delisted from the New York Stock Exchange. Upon the effectiveness of the Merger each share of Common Stock issued and outstanding immediately prior to the effective time of the Merger was converted into the right to receive $13.00 in cash, without interest, other than a portion of the shares of Common Stock held by the Management Stockholders which remain outstanding. Holders of outstanding options to acquire Common Stock received the right to receive the difference between their exercise price and the $13.00 as more fully described in the proxy statement on Schedule 14A filed by the Company with the Securities and Exchange Commission on October 1, 2001 (the "Proxy Statement").

Pursuant to the Merger Agreement, among other things, each unit of the Acquiror outstanding immediately prior to the effective time of the Merger was converted automatically into one newly-issued, fully-paid and nonassessable share of Common Stock. Immediately prior to the effective time of the Merger, Daniel M. Gottlieb held 540 units of the Acquiror and Steven D. Lebowitz held 460 units of the Acquiror. As of the effective time of the Merger, the Management Stockholders are the sole holders of the Common Stock. Currently there are 710,199 outstanding shares of Common Stock, of which Daniel M. Gottlieb owns 383,582 or 54% and Steven D. Lebowitz owns 326,617 or 46%. Prior to the Merger, the Management Stockholders owned approximately 42% of the Common Stock.

The amount borrowed to consummate the Merger and related transactions was $35 million. Of that amount, $28,111,915 was distributed to the Common Stockholders of the Company, $682,583 was paid to holders of options to purchase shares of Common Stock in exchange for the cancellation of such options, and a total of $5,240,389 was loaned to the Management Stockholders, of which $1,740,389 was used by the Management Stockholders to repay outstanding personal debt and $3,500,000 is intended to be used by the Management Stockholders to affect a tender offer for a portion of the outstanding shares of preferred stock. The funding to complete the Merger and related transactions was obtained through borrowings under a credit agreement, dated as of October 29, 2001 (the "Credit Agreement"), entered into among G&L Realty Partnership, L.P., a Delaware limited partnership (the "Operating Partnership"), G & L Partnership, LLC, a Delaware limited liability company also established by Daniel M. Gottlieb and Steven D. Lebowitz ("OP Acquisition LLC", which was merged with and into the Operating Partnership immediately after the execution of the Credit Agreement with the Operating Partnership as the surviving entity), the lenders which may become parties to the Credit Agreement from time to time (the "Lenders") and GMAC Commercial Mortgage Corporation, as agent for the Lenders thereunder (in such capacity, the "Agent"). As of the date hereof, the Agent is the only Lender. The Credit Agreement provides for a term loan in the aggregate amount of $35,000,000.00 that matures on October 31, 2011. The loan bears interest

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at a rate per annum equal to the Eurodollar Rate (as defined in the Credit
Agreement) plus 5.5% to 7.5% depending on the outstanding principal balance.

Pursuant to a Guarantee and Collateral Agreement, dated October 29, 2001, by and among the Management Stockholders, the Company and the Operating Partnership in favor of the Agent (the "Guarantee and Collateral Agreement"), the obligations of the Operating Partnership under the Credit Agreement are guaranteed by the Management Stockholders and the Company. In order to secure the Credit Agreement and the related Guarantee and Collateral Agreement, the Company, the Operating Partnership and the Management Stockholders have granted the Agent a security interest in, among other things, all accounts, chattel paper, documents, general intangibles, investment property and security entitlements of the Company and the Operating Partnership and all hedging agreements entered into by the Management Stockholders, the Company or the Operating Partnership. The Company, the Operating Partnership and the Management Stockholders have also granted the Agent a pledge of (a) all promissory notes made by any of the Company, the Operating Partnership, any MOB Subsidiary (as defined in the Guarantee and Collateral Agreement), the Management Stockholders or an affiliate of the Management Stockholders in favor of the Company or the Operating Partnership,
(b) all partnership units of the Operating Partnership owned by the Company or by the Management Stockholders or their affiliates, together with any other share certificates, options or rights of any nature in respect of the partnership units of the Operating Partnership that may be issued or granted to, or held by, the Company, the Operating Partnership or the Management Stockholders while the Credit Agreement is in effect and (c) all Common Stock of the Company owned by the Management Stockholders or their affiliates together with any other share certificates, options or rights of any nature in respect of the Common Stock of the Company that may be issued or granted to, or held by, the Company, the Operating Partnership or the Management Stockholders while the Credit Agreement is in effect.

The foregoing descriptions of the Merger Agreement, the Credit Agreement and the Guarantee and Collateral Agreement are qualified in their entirety by reference to Exhibits 99.1, 99.2, 99.3 and 99.4 hereto.

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Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

(c)  Exhibits

Exhibit    Description
No.

99.1 Agreement and Plan of Merger, dated as of May 10, 2001, as amended by Amendment No. 1 to Agreement and Plan of Merger dated September 28, 2001, between G & L Realty Corp. and G & L Acquisition, LLC (incorporated herein by reference to Exhibit A to the Proxy Statement on Schedule 14A filed by the Company on October 1, 2001).

99.2 Amendment No. 2 to Agreement and Plan of Merger, dated as of October 26, 2001, between G &L Realty Corp. and G & L Acquisition, LLC (incorporated herein by reference to the Company's Current Report on Form 8-K filed October 31, 2001).

99.3 Credit Agreement, dated as of October 29, 1001, among G & L Realty Partnership, L.P., G & L Partnership, LLC, the Lenders (as defined in the Credit Agreement) and GMAC Commercial Mortgage Corporation
           (filed herewith).

99.4 Guarantee and Collateral Agreement, dated as of October 29, 2001, among Daniel M. Gottlieb, Steven D. Lebowitz, G &L Realty Corp. and G & L Realty Partnership, L.P. (filed herewith).

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SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              G & L REALTY CORP.

                                              By:   /s/ David E. Hamer
                                                    --------------------------
                                                    David E. Hamer
                                                    Chief Accounting Officer


DATED: November 13, 2001